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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement No. 33-81064 of Material Sciences Corporation Form S-8 of our report dated May 20, 2003 (June 23, 2003 as to the second paragraph in Note 7) on the financial statements of the Material Sciences Corporation Savings and Investment Plan as of and for the year ended December 31, 2002, included in this Annual Report on Form 11-K of the Material Sciences Corporation Savings and Investment Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 30, 2003